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                                                                     EXHIBIT 5.1

                                  Law Offices
                       BALLARD SPAHR ANDREWS & INGERSOLL
                      300 East Lombard Street, 19th Floor
                         Baltimore, Maryland 21202-3268
                                 (410) 528-5600
                                 (410) 528-5650
                            Lawyers@ballardspahr.com

                                          January 10, 1997

Golf Trust of America, Inc.
190 King Street
Charleston, South Carolina 29401

    Re:  Golf Trust of America, Inc., a Maryland corporation, (the
       "Company") Registration Statement on Form S-11 (Registration Number 333-15965) pertaining to three million two hundred ninety four thousand seven hundred fifty (3,294,750) shares of common stock, par value one cent ($.01) per share (the "Shares")

Ladies and Gentlemen:

    In connection with the registration of the Shares under the Securities Act of 1933 as amended (the "Act"), by the Company on Form S-11 filed with the Securities and Exchange Commission (the "Commission") on or about November 12, 1996 (Registration Number 333-15965) as amended by Amendment Number 1 filed with the Commission on or about January 10, 1997, (collectively the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

    We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Corporation (the "Charter"), consisting of Articles of Incorporation filed with the SDAT on November 8, 1996. We have also examined the Bylaws of the Company adopted as of November 10, 1996 (the "Bylaws") and Resolutions of the Board of Directors of the Company adopted on or before November 11, 1996 and in full force and effect on November 11, 1996 and adopted on or before January 10, 1997 and in full force and effect on January 10, 1997; and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

    We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so.

    Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, all of the Shares have been duly authorized and the Shares will, upon issuance and delivery in accordance with the terms and conditions described in the Registration Statement against payment of the purchase price therefor as determined by the Board of Directors of the Company or a committee thereof, be validly issued, fully paid and non-assessable.
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Golf Trust of America, Inc.
January 10, 1997
Page 2

    We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the filing of this opinion, as may be necessary, pursuant to Rule 462(b) of the Securities Act of 1933. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

    The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

    The opinions expressed in this letter are solely for your use and may not be relied upon by any other person without our prior written consent.

                                Very truly yours,

                                /s/ Ballard Spahr Andrews & Ingersoll
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                                Ballard Spahr Andrews & Ingersoll